Exhibit 99.6

Albemarle Corporation and Subsidiaries

EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS – QUARTERLY – AS PREVIOUSLY REPORTED

(In Thousands, Except Per Share Amounts; Unaudited)

	2012			2011
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net income attributable to Albemarle Corporation	$108,043	$37,732	$99,261	$106,580	$114,159	$116,098	$99,443
Diluted earnings per share	1.20	0.42	1.10	1.15	1.23	1.28	1.11
Special items per share
Restructuring and other charges (a)	—	0.82	0.05	—	—	—	—
Discrete net tax benefits (b)	—	—	(0.05)	—	—	—	—

Diluted earnings per share excluding special items	$1.20	$1.24	$1.10	$1.15	$1.23	$1.28	$1.11

(a)	The quarter ended June 30, 2012 included charges amounting to $94.7 million ($73.6 million after income taxes, or $0.82 per share) in connection with our exit of the phosphorus flame retardants business.

The quarter ended September 30, 2012 included $4.1 million, or $0.05 per share, in after-tax charges ($6.5 million before tax) related to a SERP settlement.

(b)	The quarter ended September 30, 2012 included $4.5 million, or $0.05 per share, of net tax benefits related principally to the release of various tax reserves.

EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS – QUARTERLY – AS ADJUSTED

(In Thousands, Except Per Share Amounts; Unaudited)

	2012			2011
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Net income attributable to Albemarle Corporation	$114,262	$50,089	$109,459	$111,061	$114,843	$120,662	$45,548
Diluted earnings per share	1.27	0.56	1.22	1.20	1.24	1.33	0.51
Special items per share
Non-operating pension and OPEB adjustments (a)	(0.02)	(0.09)	(0.02)	(0.02)	0.02	(0.02)	0.63
Restructuring and other charges (b)	—	0.82	—	—	—	—	—
Discrete net tax benefits (c)	—	—	(0.05)	—	—	—	—

Diluted earnings per share excluding special items (d)	$1.25	$1.28	$1.15	$1.18	$1.26	$1.30	$1.13

(a)	Non-operating pension and OPEB adjustments for the quarter ended March 31, 2012 included net benefits amounting to $2.7 million ($1.7 million after income taxes, or $0.02 per share) that related to interest costs and expected return on assets.

Non-operating pension and OPEB adjustments for the quarter ended June 30, 2012 included net benefits amounting to $13.3 million ($8.4 million after income taxes, or $0.09 per share) that related to pension and OPEB plan actuarial net gains as well as interest costs and expected return on assets.

Non-operating pension and OPEB adjustments for the quarter ended September 30, 2012 included net benefits amounting to $2.9 million ($1.8 million after income taxes, or $0.02 per share) that related to interest costs and expected return on assets.

Non-operating pension and OPEB adjustments for the quarter ended March 31, 2011 included net benefits amounting to $3.3 million ($2.1 million after income taxes, or $0.02 per share) that related to interest costs and expected return on assets.

Non-operating pension and OPEB adjustments for the quarter ended June 30, 2011 included net charges amounting to $3.2 million ($2.0 million after income taxes, or $0.02 per share) that related to pension and OPEB plan actuarial net losses as well as interest costs and expected return on assets.

Exhibit 99.6
Albemarle Corporation and Subsidiaries

Non-operating pension and OPEB adjustments for the quarter ended September 30, 2011 included net benefits amounting to $3.2 million ($2.0 million after income taxes, or $0.02 per share) that related to interest costs and expected return on assets.

Non-operating pension and OPEB adjustments for the quarter ended December 31, 2011 included net charges amounting to $89.1 million ($56.3 million after income taxes, or $0.63 per share) that related to pension and OPEB plan actuarial net losses as well as interest costs and expected return on assets.

(b)	The quarter ended June 30, 2012 included charges amounting to $94.7 million ($73.6 million after income taxes, or $0.82 per share) in connection with our exit of the phosphorus flame retardants business.
(c)	The quarter ended September 30, 2012 included $4.5 million, or $0.05 per share, of net tax benefits related principally to the release of various tax reserves.
(d)	Totals may not add due to rounding.